UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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SPHERIX INCORPORATED
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6430 Rockledge Drive, Suite 503

Bethesda, MD 20817

Notice of Annual Meeting of Stockholders

to be held on November 15, 2011

and Proxy Statement

The Annual Meeting of Stockholders of Spherix Incorporated (the “Company”) will be held on November 15, 2011, at 9:00 a.m. Eastern time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817.

The items of business are:

(1)                      Election of six (6) Directors.

(2)                      To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock.

(3)                      Authorization to issue securities in one or more non-public offerings in accordance with NASDAQ Marketplace Rule 5635.

(4)                      Extension of the 1997 Stock Option Plan.

(5)                      Ratification of the appointment of the independent accountants.

(6)                      Authorization to adjourn the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

(7)                      Transaction of other business that may properly come before the Meeting.

These items are more fully described in the following pages, which are hereby made part of this Notice.

The Company’s Proxy Statement, Proxy Card, and Annual Report on Form 10-K accompany this Notice.

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on September 16, 2011, as the Record Date for determination of Stockholders entitled to Notice and to vote at the Annual Meeting and any adjournment thereof. Only Common Stockholders of record on the date so fixed are entitled to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 15, 2011. Our Proxy Statement is attached. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements. Under rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of our proxy materials on the internet. The Proxy Statement and our Annual Report on Form 10-K are available on http://spherix.com/investors.html.

If you have any questions or need assistance voting your shares of our Common Stock please contact our proxy solicitor, Eagle Rock Proxy Advisors LLC, 12 Commerce Drive, Cranford, NJ 07016, by calling toll free 855-816-0624.

BY ORDER OF THE BOARD OF DIRECTORS

Katherine M. Brailer, Corporate Secretary

PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING AND VOTE PERSONALLY, YOUR PROXY WILL AUTOMATICALLY BE REVOKED AT THAT TIME.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 15, 2011

This Proxy Statement is being mailed on or about September 23, 2011, with the solicitation of Proxies in the accompanying form by the Board of Directors of Spherix Incorporated, a Delaware Corporation. The Annual Meeting of its Stockholders will be held on November 15, 2011, at 9:00 a.m. Eastern time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817. The cost of solicitation of Proxies will be borne by the Company. The Company will reimburse brokers, banks, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending Company-supplied Proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, Directors, Officers, and employees of the Company may solicit Proxies personally or by telegraph or telephone without additional compensation.

All shares represented by Proxy will be voted at the Annual Meeting in accordance with the choices specified on the Proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the Proxies will be voted for the election of Directors, for the extension of the 1997 Stock Plan and for ratification of the appointment of independent accountants. A Stockholder giving a Proxy will have the power to revoke it at any time before it is exercised. A Proxy will be revoked automatically if the Stockholder who executed it is present at the Annual Meeting and elects to vote in person.

Each Stockholder will be entitled to one vote for each share of Common Stock, $.01 par value per share (“Common Stock”), held by the Stockholder at the close of business on September 16, 2011. At that time, there were 2,562,488 shares of Common Stock outstanding.

In accordance with the laws of the State of Delaware and the Company’s Certificate of Incorporation and By-Laws, a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are not counted for purposes of the election of Directors. An abstention will be counted as a vote against the approval of any other matter to come before the Annual Meeting. Broker non-votes will not be voted for any other matter scheduled to come before the Annual Meeting.

It is anticipated that the Directors and Officers will vote their shares of Common Stock in favor of the Nominees for election to the Board of Directors listed herein; for an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock; for authorization to issue securities in one or more public offering in accordance with NASDAQ Marketplace Rule 5635; for the extension of the 1997 Stock Option Plan; and for ratification of the appointment of independent accountants listed herein.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders. The Board of Directors has currently fixed the number of Directors at six (6). Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote the shares represented by the Proxy for the election of the six (6) Nominees listed below. Although it is not contemplated that any Nominee will decline or be unable to serve as a Director, in such event, Proxies will be voted by the Proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a Board of Directors requires a plurality of the votes cast at the Meeting.

The current Board of Directors consists of Mr. Douglas T. Brown, Dr. Claire L. Kruger, Dr. Robert A. Lodder, Jr., Mr. Aris Melissaratos, Mr. Thomas B. Peter, and Dr. Robert J. Vander Zanden. The Board of Directors has determined that a majority of its members, being Messrs. Brown, Melissaratos, Peter, and Vander Zanden, are independent Directors within the meaning of the applicable NASD rules.

The following table sets forth the Nominees for Membership on the 2011-2012 Spherix Board of Directors. It also provides certain information about the Nominees as of August 31, 2011.

Nominees for Election to Board of Directors

			Director
Name	Age	Position	Since
Douglas T. Brown	57	Director	2004
Claire L. Kruger	53	Director, and Chief Executive Officer	2007
Robert A. Lodder, Jr.	52	Director, and President	2005
Aris Melissaratos	67	Director	2008
Thomas B. Peter	58	Director	2009
Robert J. Vander Zanden	65	Director, and Chairman of the Board	2004

Mr. Douglas T. Brown, a Board Member since 2004, is Senior Vice President and Manager of the Corporate Banking Government Contracting Group for PNC Bank N.A., Washington, DC. Mr. Brown has been with PNC and its predecessor bank, Riggs Bank, since 2001 and previously worked for Bank of America, N.A. and its predecessor banks for 16 years as a Loan Officer, as well as a manager of Loan Officers in the Mid-Atlantic region. Subsequent to 1990, the majority of Mr. Brown’s customers are companies that provided services to the Federal Government and State governments. Mr. Brown holds a B.A. degree in Political Science from American University and a graduate degree from The Stonier Graduate School of Banking at the University of Delaware. He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Dr. Claire L. Kruger was elected to the Spherix Incorporated Board of Directors in August 2007, and was also elected Chief Executive Officer and Director of Health Sciences at that time. Dr. Kruger received her Ph.D. in Toxicology from Albany Medical College, and her B.S. in Biology from Clarkson College. With more than 20 years of consulting experience, her primary areas of expertise are in foods, consumer products and pharmaceuticals, where she provides scientific, regulatory, and strategic support to clients in both the US and international regulatory arenas. Dr. Kruger has conducted toxicity evaluations of foods and food contaminants, as well as health risk assessments and exposure assessments of drugs, cosmetics, and pesticides. Her clients include food, drug, and dietary supplement manufacturers, agricultural producers, biotechnology companies, trade associations, and law firms. In her role as a consultant, Dr. Kruger has been involved in the safety evaluation of a variety of consumer products, providing oversight of product compliance with current and emerging scientific and regulatory guidance. She is not now, nor has she been for the past five years, a director of a public, for-profit company other than Spherix.

Dr. Robert A. Lodder, Spherix Incorporated Board Member since 2005, was elected President in August 2007. He served as a Professor of Pharmaceutical Sciences at the College of Pharmacy, University of Kentucky Medical Center, and holds joint appointments in the Department of Electrical and Computer Engineering and the Division of Analytical Chemistry of the Department of Chemistry at Kentucky. Dr. Lodder received his B.S. degree cum laude in Natural Science in 1981, and his M.S. in Chemistry in 1983 from Xavier University, Cincinnati, Ohio. He received his Ph.D. in Analytical Chemistry in 1988 from Indiana University. He was a founder of InfraReDx, Inc. in 1998 and Prescient Medical, Inc. in 2004. Neither of these companies are public, and they do not engage in business with Spherix. He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Mr. Aris Melissaratos was elected to the Spherix Board of Directors in February 2008. He currently serves as Senior Advisor to the President of The Johns Hopkins University with responsibilities for technology transfer, corporate partnerships, and enterprise development. From 2003 to 2007, he served as Secretary of Business and Economic Development for the State of Maryland, driving the state’s unemployment figures to an impressive 3.6% and positioning Maryland for leadership in the emerging “knowledge economy.” He worked for Westinghouse Electric Corporation for 32 years, culminating as the corporation’s Chief Technology Officer and Vice President for Science and Technology, responsible for running Westinghouse’s research and development functions. He also served as the Chief Operations Officer for the company’s Defense Electronics Group, where he was responsible for managing 16,000 employees (9,000 engineers) and $3.2 billion dollars of sales. After Westinghouse, he became Vice President of Thermo Electron Corporation and CEO of its Coleman Research Corporation and Thermo Information Solutions subsidiaries. He formed Armel Scientifics, LLC, which invested in over 30 start-up companies in Life Sciences and Advanced Technology. He holds a B.E.S. in electrical engineering from The Johns Hopkins University, a Master of Science in engineering management from George Washington University, and has completed the program for Management Development at the Harvard University School of Business. He completed the course work for a Ph.D. in International Politics at the Catholic University of America but did not complete the dissertation. Mr. Melissaratos currently serves as a member of the Board of Directors of Avatech Solutions, Inc. in

Owings Mills, MD, a software and technology firm; and as a member of the Advisory Board of Stronghold Advisors, a middle-market advisory firm in the Mid-Atlantic region, in Columbia, MD. Neither of these companies engage in business with Spherix.

Mr. Thomas B. Peter was elected to the Spherix Board of Directors in May 2009. He spent his entire 33-year career in the pharmaceutical industry. Most recently he served as a Regional Vice President for GlaxoSmithKline (GSK). Prior to that, Mr. Peter had significant experience dealing with managed care organizations, serving as Director of National Accounts Sales at GSK, and before that position, worked as a Group Marketing Director. Mr. Peter is a biology major graduate of Gettysburg College and a Master’s graduate of St. Joseph’s University in Philadelphia. He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Dr. Robert J. Vander Zanden, Board Member since 2004, was elected Chairman of the Board in 2009. Having served as a Vice President of R&D with Kraft Foods International, he brings a long and distinguished career in applied technology, product commercialization, and business knowledge of the food science industry to Spherix. Dr. Vander Zanden holds a Ph.D. in Food Science and an M.S. in Inorganic Chemistry from Kansas State University, and a B.S. in Chemistry from the University of Wisconsin — Platteville, where he was named a Distinguished Alumnus in 2002. In his 30-year career, he has been with ITT Continental Baking Company as a Product Development Scientist; with Ralston Purina’s Protein Technology Division as Manager Dietary Foods R&D; with Keebler as Group Director, Product and Process Development (with responsibility for all corporate R&D and quality); with Grupo Gamesa, a Frito-Lay Company, as Vice President, Technology; and with Nabisco as Vice President of R&D for their International Division. With the acquisition of Nabisco by Kraft Foods, he became the Vice President of R&D for Kraft’s Latin American Division. Dr. Vander Zanden retired from Kraft Foods in 2004. He currently holds the title of Adjunct Professor and Lecturer in the Department of Food, Nutrition and Packaging Science at Clemson University, where he also is a member of their Industry Advisory Board. His focus on achieving product and process innovation through training, team building and creating positive working environments has resulted in his being recognized with many awards for product and packaging innovation. Dr. Vander Zanden is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

The Board of Directors has determined that each of Messrs. Brown, Melissaratos, Peter, and Vander Zanden, constituting a majority of the Nominees, are independent Directors within the meaning of the applicable NASD rules.

The by-laws provide that a Stockholder of the Company entitled to vote for the election of Directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 10 and not more than 30 days prior to the Annual Meeting. Such notice shall include (i) the name and address of the Stockholder and of each person to be nominated, (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to nominate each person specified, (iii) a description of all understandings between the Stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the Stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a Director of the Company if so elected. The Chairman of the Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Except as noted above, no Director serves as a director of any other publicly-held company. There is not and has not been for the previous two fiscal years any relationship between the Company and any company in which any Director has a 1% or greater interest.

The Company’s Board of Directors held four (4) regular meeting from May 26, 2010 through August 31, 2011; and fourteen (14) special meetings. The Board of Directors has six (6) Committees: Audit, Compensation & Benefits, Executive, Nominating, Pricing and Strategic Planning. The Committees generally meet quarterly.

The Audit Committee members are Mr. Brown, Chair; Mr. Melissaratos, and Dr. Vander Zanden. The Committee has authority to review the financial records of the Company, deal with its independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the Company’s business. There were nine (9) Audit Committee meetings during this time period. The Audit Committee Charter is available on the Company’s website at www.spherix.com. Each member of the Audit Committee satisfies the independence requirements and other established criteria of the NASD and the Securities and Exchange Commission. The Board of Directors believes that, while the members of its Audit Committee have substantial financial and management experience and are fully qualified to carry out the functions of the Audit Committee, none of its member meets the requirements of an audit committee financial expert as defined in the Securities and Exchange Commission rules.

The Compensation & Benefits Committee oversees the Company’s executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. Its members are Mr. Melissaratos, Chair; Mr. Peter, and Dr. Vander Zanden. There was one (1) meeting during this time period. The Compensation Committee Charter is available on the Company’s website at www.spherix.com

The Executive Committee may act on behalf of the Board of Directors on matters requiring action in the interim between meetings of the full Board. Its members are Dr. Vander Zanden, Chair; Dr. Kruger, and Dr. Lodder. Four (4) meetings were held by this Committee during this time period.

The Nominating Committee recommends to the Board, for adoption by the Board, the proposed Board for election by the Stockholders. Its members are Mr. Peter, Chair; Mr. Brown, and Mr. Melissaratos, who held one (1) meeting during this time period. The Nominating Committee Charter is available on the Company’s website at www.spherix.com. The Nominating Committee does not have any formal minimum qualifications for Director candidates. The Nominating Committee identifies candidates by first evaluating current members of the Board who are willing to continue in service. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate(s).

Among other factors, when considering a prospective candidate, the Nominating Committee considers a candidate’s business experience and skills, science and technology attributes pertinent to Company business, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying Director candidates. The Nominating Committee’s policy is to consider Director candidate recommendations from its Stockholders which are received prior to any Annual Meeting, including confirmation of the candidate’s consent to serve as a Director. Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s Proxy Statement if the candidate were nominated. Candidates recommended by Stockholders will be evaluated on the same basis as other candidates.

The Pricing Committee acts as the Board’s agent to evaluate and approve potential Placement Agent, Securities Purchase, Warrant, and other stock sale agreements. Its members are Mr. Brown, Chair; Mr. Melissaratos, Mr. Peter, and Dr. Vander Zanden. There were two (2) Pricing Committee meetings during this time period.

The Strategic Planning Committee uses the experience and expertise of its members to assist the Board of Directors by presenting for approval strategic long-term plans for our businesses. All members of the Board of Directors are also members of the Strategic Planning Committee. Two (2) meetings of this Committee were held and were attended by all members.

Any Stockholder may communicate in writing by mail at any time with the entire Board of Directors or any individual Director (addressed to “Board of Directors” or to a named Director), c/o Spherix Incorporated, ATTN: K. Brailer, 6430 Rockledge Drive, Suite 503, Bethesda, MD 20817, or via e-mail at info@spherix.com. All communications will be promptly relayed to the appropriate Directors. The Corporate Secretary will coordinate all responses.

It is the policy of the Board of Directors that its members are encouraged to attend the Annual Meeting. The 2010 Annual Meeting was attended by all Directors.

The Company has adopted a worldwide Code of Ethics, which is available on the Company’s website at www.spherix.com.

Corporate Governance

The Audit Committee members are Mr. Brown, Chair; Mr. Melissaratos, and Dr. Vander Zanden. The Audit Committee Charter is available on the Company’s website at www.spherix.com. Each member of the Audit Committee satisfies the independence requirements and other established criteria of NASDAQ and the Securities and Exchange Commission. The Board of Directors believes that, while the members of its Audit Committee have substantial financial and management experience and are fully qualified to carry out the functions of the Audit Committee, none of its members meets the requirements of an audit committee financial expert as defined in the Securities and Exchange Commission rules.

Executive Officers

The Executive Officers of the Company are elected annually by the Board of Directors and are listed in the following table.

Name	Age	Position
Robert L. Clayton	48	CFO and Treasurer
Claire L. Kruger	53	Chief Executive Officer and Chief Operating Officer
Robert A. Lodder	52	President

Drs. Kruger and Lodder’s professional experience are discussed above.

Mr. Robert L. Clayton was elected to the Office of CFO in August 2007, and was elected Director of Finance and Treasurer in May 2005. Mr. Clayton previously served as Controller. Prior to joining Spherix, he was a Senior Auditor for the public accounting firm Rubino & McGeehin Chartered. Mr. Clayton holds a B.S. in business and management from the University of Maryland and a C.P.A. from the District of Columbia. He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) Beneficial Ownership Regarding Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and Executive Officers, and anyone who beneficially owns ten percent (10%) or more of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to 2010 and (ii) certain written representations of its Officers and Directors, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2010 and 2011 to date was filed in a timely manner.

Code of Ethics

The Company has adopted a worldwide Code of Ethics, which is available on the Company’s website at www.spherix.com.

EXECUTIVE COMPENSATION

We strive to pay our named executive officers at or near the median paid by comparable companies. In 2007, the Compensation Committee hired an outside company, Equilar, Inc., to compare the total compensation of our executives to the total compensation of fourteen (14) companies identified by Equilar, Inc. to be peer companies to us. The Equilar Report on Executive Compensation showed that our executives are not compensated at the same level as colleagues in peer companies. Based upon our fiscal health, however, it has been determined by the Compensation Committee that no special efforts should be made to bring executive total compensation to equivalent levels of those in peer companies. The Compensation Committee recommended to the Board the salary adjustments for our executive officers. In 2010, the Board approved annual salaries for Dr. Kruger, Dr. Lodder and Mr. Clayton of $270,000, $220,000 and $200,000, respectively.

The following Summary of Compensation table sets forth the compensation paid by the Company during the two years ended December 31, 2010, to all Executive Officers earning in excess of $100,000 during any year.

Summary of Compensation

							Change in
							Pension Value
							and Non-
						Non-Equity	Qualified
				Stock	Option	Incentive Plan	Deferred
Name and			Bonus	Award	Award	Compensation	Compensation	All Other
Principal Position	Year	Salary ($)	($)	($)(1)	($)(2)	($)(3)	Earnings ($)	Compensation ($)	Total ($)
C. Kruger	2010	270,000	—	—	—	135,000	—	—	405,000
CEO and COO	2009	190,000	—	10,850	—	95,000	—	—	295,850

R. Lodder	2010	220,000	—	—	—	88,000	—	—	308,000
President	2009	170,000	—	—	—	59,500	—	—	229,500

R. Clayton	2010	200,000	—	—	118	70,000	—	—	270,118
CFO and Treasurer	2009	228,031	—	—	940	—	—	—	228,971

(1)

On August 1, 2007, C. Kruger was granted 3,000 shares in restricted stock with a market price on the date of grant of $18.60. The restricted stock vested in equal amounts of 1,000 shares on August 1, 2007, August 1, 2008 and August 1, 2009. On August 16, 2007, R. Lodder was granted 1,500 shares in restricted stock with a market price of the date of grant of $20.00. The restricted stock vested in equal amounts of 750 shares on March 1, 2008 and September 1, 2008.

(2)

On February 17, 2006, R. Clayton was granted stock options for 200 shares. Information regarding forfeiture and assumptions made in the valuation are disclosed in Note 8 of the Company’s Annual Financial Statements (incorporated by reference to Form 10-K dated December 31, 2010).

(3)	Awards pursuant to the May 12, 2005 Spherix Incorporated Incentive Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
					Number	Market
	Number of	Number of			of Shares	Value of
	Securities	Securities			or Units	Shares or
	Underlying	Underlying			of Stock	Units of
	Unexercised	Unexercised	Option	Option	that have	Stock that
	Options (#)	Options (#)	Exercise	Expiration	not Vested	have not
Name	Exercisable	Unexercisable	Price ($)	Date	(#)	Vested ($)
C. Kruger	—	—	—	—	—	—
R. Lodder	—	—	—	—	—	—
R. Clayton	200	—	$22.00	—	—	—

Potential Payment Upon Termination or Change in Control

We have agreed to pay our officers one year salary and health and welfare (COBRA) benefits upon termination by us or following a change of control.

Unless otherwise agreed by the Board of Directors, the other staff members would be entitled to severance upon termination of employment pursuant to the Company’s severance policy. The policy provides:

Completed Service Years	Severance Pay
> 1 year	10 days
1 but less than 2 years	15 days
2 but less than 3 years	20 days
3 but less than 4 years	25 days
4 or more years	30 days

No other named Executive Officer has any commitment for payments upon a change of control of the Company.

Director Compensation

The following table summarizes the compensation paid to non-employee directors during the year ended December 31, 2010.

Name	Fees Earned Paid in Cash ($)	Options ($)	All Other Compensation ($)	Total ($)
Douglas T. Brown	24,000	7,193	—	31,193
Gilbert V. Levin	—	—	*	*
Aris Melissaratos	24,600	7,193	—	31,793
Thomas B. Peter	16,556	7,193	—	23,749
Robert J. Vander Zanden	30,800	7,193	—	37,993

*                                         Under employment agreements with Dr. Gilbert V. Levin and Mrs. M. Karen Levin, our founders, we have agreed to provide Dr. and Mrs. Levin each with lifetime payments of $12,500 each quarter and to fund long-term lifetime healthcare and health insurance policies following their retirements on August 14, 2008 and January 4, 2006, respectively. At December 31, 2010, our liability for both Dr. and Mrs. Levin was estimated to be $450,000 for the lifetime payments and $245,000 for funding the long-term lifetime healthcare and health insurance policies based on actuarially determined amounts. During 2010, we paid Dr. and Mrs. Levin a combined total of $141,000 in post-retirement benefits. In January 2011, the Company entered into a Letter Agreement with Dr. and Mrs. Levin pursuant to which the Company agreed to make a one time lump sum payment of $450,000 to the Levins in full satisfaction of the Company’s obligation to make a series of continuing payments to the Levins relating to their prior employment by the Company. Per the terms of the agreement, Gilbert V. Levin resigned as a member of the Board of Directors of the Company on January 13, 2011.

Non-employee directors receive the following annual compensation for service as a member of the Board:

Annual Retainer	$5,000	To be paid in cash at May Board Meeting annually.
Stock Options	$10,000	Number of shares to be calculated by dividing $10,000 by the closing stock price the day of the May Board Meeting. Option will vest immediately and be exercisable for a period of five (5) years.
Board Meeting Fees	$2,500	To be paid for all in-person Board Meetings. Members must be present to be paid.
Committee Meeting Fees	$800	To be paid for all in-person Committee Meetings. Members must be present to be paid.
Teleconference Fees	$300	To be paid for all teleconferences called by either the Chairman of the Board, the President, or by the Chairman of the relevant Committee. Members must be on-line to be paid.
Additional Retainer	$1,000	To be paid to the Chairman of the Audit Committee.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth the shares of Common Stock beneficially owned by all Executive Officers and Directors as a group as of August 31, 2011.

Beneficial Ownership of Common Stock by Executive Officers and Directors

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership		Percent Of Class
Common	Douglas T. Brown	4,758	(1)	*
Common	Robert L. Clayton	—	(1)	*
Common	Claire L. Kruger	3,000	(1)	*
Common	Robert A. Lodder, Jr.	2,285	(1)	*
Common	Aris Melissaratos	2,505	(1)	*
Common	Thomas B. Peter	1,543	(1)	*
Common	Robert J. Vander Zanden	3,858	(1)	*
Common	All Executive Officers and Directors as a Group	17,949	(1)	0.7%

*                                         Less than 1% of the outstanding shares of our Common Stock.

(1)                                  Included in the number of shares beneficially owned by D.T. Brown, R.L. Clayton, C.L. Kruger, R.A. Lodder, A. Melissaratos, T.B. Peter, R.J. Vander Zanden and All Executive Officers and Directors as a Group are 877, 0, 0, 0, 877, 877, 877 and 3,508 shares, respectively, which such persons have a right to acquire within 60 days pursuant to stock options.

As of August 31, 2011, Dr. Levin, 3170 S. Ocean Boulevard, #602S, Palm Beach, FL 33480, beneficially owned in the aggregate 155,409 shares of Common Stock (6.1% of the 2,562,488 outstanding shares). As principal stockholders, Dr. Levin and his wife are considered control persons with respect to us.

All directors and executive officers as a group, beneficial owners of 17,949 shares of Common Stock, owned 0.7% of the 2,562,488 outstanding shares. With the exception of Cede & Co., the holder of record for certain brokerage firms and banks, no other person is known by us to own beneficially more than 5% of our outstanding Common Stock.

In December 2010, the Company and American Stock Transfer and Trust Company, LLC, as Rights Agent, entered into a First Amendment to Rights Agreement to amend the Rights Agreement dated as of February 16, 2001 between the Company and the Rights Agent. The Amendment extends the term of the Rights Agreement. The Rights Agreement was scheduled to expire on December 31, 2010. The Amendment extends the term of the rights Agreement through December 31, 2012.

The Rights Agreement provides each Stockholder of record a dividend distribution of one “right” for each outstanding share of the Company’s Common Stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 10% or more of the Company’s Common Stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 10% or more of the outstanding Common Stock of the Company. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on December 31, 2012. Each right entitles a Stockholder to acquire, at a stated purchase price, 1/100 of a share of the Company’s preferred stock, which carries voting and dividend rights similar to one share of its Common Stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of the Company’s Common Stock at a price per share equal to one-half of the average market price for a specified period. In lieu of the stated purchase price, a right holder may elect to acquire one-half of the Common Stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Agreement. At the discretion of a majority of the Board and within a specified time period, the Company may redeem all of the rights at a price of $0.001 per right. The Board may also amend any provisions of the Agreement prior to exercise.

Certain Relationships and Related Transactions, and Director Independence

The current Board of Directors consists of Mr. Douglas T. Brown, Dr. Claire L. Kruger, Dr. Robert A. Lodder, Jr., Mr. Aris Melissaratos, Mr. Thomas P. Peter, and Dr. Robert J. Vander Zanden. The Board of Directors has determined that a majority of its members, being Messrs. Brown, Melissaratos, Peter, and Vander Zanden, are independent Directors within the meaning of the applicable NASDAQ rules. The Company’s Audit, Compensation, and Nominating Committees consist solely of independent Directors.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

During fiscal year 2010, in overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included receipt of written disclosures and letters from the outside auditors as well as a discussion with the outside auditors of matters required pursuant to Statement on Auditing Standards No. 114 (Communication With Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee of the Board of Directors:

Douglas T. Brown, Chair

Aris Melissaratos

Robert J. Vander Zanden

Independent Public Accountants

The following table sets forth the fees paid by the Company to Grant Thornton LLP for audit and other services provided in 2010 and 2009:

	2010	2009

Audit fees	$130,000	$133,000
Audit related fees	16,000	7,000
Tax fees	—	—
Total	$146,000	$140,000

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Grant Thornton’s independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

APPROVAL OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

(Item 2 on the Proxy Card)

The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), authorizes the issuance of 5,000,000 shares of Common Stock, $.01 par value, and 2,000,000 shares of Preferred Stock, $.01 par value. On August 29, 2011, the Board of Directors of the Company approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 5,000,000 shares of Common Stock to 50,000,000 shares of Common Stock and to submit the proposed amendment to the Stockholders at this meeting.

Purpose and Effect of the Amendment

The general purpose and effect of the proposed amendment to the Certificate of Incorporation will be to authorize the issuance of up to 45,000,000 additional shares of Common Stock.

The Company currently has 5,000,000 authorized shares of Common Stock. As of August 31, 2011, the Company had approximately 2.57 million shares issued and outstanding and the Company has reserved approximately 0.57 million shares of Common Stock for potential future issuance pursuant to the Company’s options, warrants and convertible preferred stock.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation, as amended, and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments.

The Company will require periodic infusions of cash to continue its development activities and expects that such infusions of cash will require additional issuances of shares of Common Stock (or other securities convertible into shares of Common Stock). Notwithstanding the foregoing, except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If this proposal is approved, all or any of the authorized shares may be issued without further share action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each share.

The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desire to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

A copy of the proposed amendment to the Company’s Certificate of Incorporation, as amended, is attached hereto as Attachment A. If adopted, the amendment will become effective upon filing with the Delaware Secretary of State as required by the General Corporation Law of Delaware. It is anticipated that this will occur promptly following the date of the annual meeting.

Vote

The affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date is required to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized Common Stock. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

We expect to file the amendment in this Item 2 with the Secretary of State of the State of Delaware promptly upon approval by our Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 5,000,000 SHARES TO 50,000,000 SHARES.

AUTHORIZATION TO ISSUE SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635

(Item 3 on the Proxy Card)

Our Common Stock is currently listed on The NASDAQ Capital Market and we are subject to the marketplace rules of The NASDAQ Stock Market LLC. NASDAQ Marketplace Rule 5635(d) requires us to obtain shareholder approval prior to the issuance of our Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Common Stock (and/or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

We intend to seek additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of NASDAQ Marketplace Rule 5635(d), we are seeking shareholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We are seeking shareholder approval for the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more capital-raising transactions, or offerings, subject to the following limitations:

•                  The aggregate number of shares issued in the offerings will not exceed 10 million shares of our common stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock);

•                  The total aggregate consideration will not exceed $10 million in cash;

•                  The maximum discount at which securities will be offered (which may consist of a share of Common Stock and a warrant for the issuance of up to an additional share of Common Stock) will be equivalent to a discount of 20% below the market price of our Common Stock at the time of issuance;

•                  Such offerings will occur, if at all, on or before May 15, 2012; and

•                  Such other terms as the board of directors shall deem to be in the best interests of the Corporation and its shareholders, not inconsistent with the foregoing.

The issuance of shares of our Common Stock, or other securities convertible into shares of our Common Stock, in accordance with any offerings would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in our Common Stock. The board of directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 10 million shares of Common Stock in the aggregate pursuant to the authority requested from shareholders under this proposal (subject to adjustment for any reverse stock split). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of shareholders in the future. Although we do not anticipate that the issuance of Common Stock pursuant to the offerings will result in a “change in control” (as used in NASDAQ Marketplace Rule 5635), in the event it does, shareholder approval of the offerings will also constitute approval of any change of control for the purposes of NASDAQ Marketplace Rule 5635 and no additional shareholder approval will be required or sought.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $10 million. If all or part of the offerings is completed, the net proceeds will be used for general corporate purposes, including our continuing development efforts and possible acquisitions of other drug candidates or other companies. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Assuming a quorum is present, approval of these prospective securities offerings requires the affirmative vote of a majority of the total votes cast on this matter (in person or by proxy by the shares of Common Stock entitled to vote at the Meeting), in accordance with NASDAQ Marketplace Rule 5635(e)(4).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL OF THE AUTHORIZATION TO ISSUE SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635.

EXTENSION OF 1997 STOCK OPTION PLAN

(Item 4 on the Proxy Card)

The Board of Directors recommends that the Stockholders approve an extension of the Company’s 1997 Stock Plan (the “Plan”).

The Plan was initially adopted by the Board of Directors in late 1997 and ratified by the Stockholders in May, 1998. The Plan was amended by the Board of Directors and the Stockholders in 2001 to increase the maximum number of shares of Common Stock issuable thereunder to 100,000 shares and to extend the term of the Plan.

Proposal

This extension of the Plan would extend the term of the Plan through December 31, 2015.

The Plan terminated on December 31, 2010. There are 64,714 shares remaining in the Plan for future issuance.

The extension of the Plan must be approved by the holders of at least a majority of the outstanding shares of the Company’s Common Stock present, or represented by proxy, and entitled to vote at the annual meeting.

The purposes of the Plan are to provide long-term incentives and rewards to relevant individuals, to assist the Company in attracting and retaining individuals with experience and/or ability on a basis competitive with industry practices and to associate the interest of these individuals with those of the Company’s Stockholders by providing for the issuance of stock-based awards (“Awards”). The following is a summary of the principal features of the Plan.

Administration

The Plan is generally administered by the Compensation Committee. The Compensation Committee has the power to determine the select employees of the Company to whom Awards shall be made (the “Select Employees”). The Plan confirms that the Committee will generally grant Awards to Select Employees following achievement of pre-established performance goals and objectives, although some grants may be made as reward for exemplary performance outside of any pre-established objectives. The Board of Directors also has the power to determine and administer Awards to the Directors.

Each Award under the Plan is made pursuant to a written agreement between the Company and the recipient of the Award (the “Agreement”). In administering the Plan, the Compensation Committee/Board of Directors has the express power, subject to the provisions of the Plan, to determine the terms and conditions upon which Awards may be made and exercised and to determine the terms and provisions of each Agreement.

The members of the Compensation Committee are indemnified by the Company against the reasonable expenses incurred by them, including attorneys’ fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the Plan.

Subject to the terms, conditions and limitations of the Plan, the Compensation Committee/Board of Directors may modify, extend or renew outstanding Awards, or, if authorized by the Board of Directors, accept the surrender of outstanding Awards and authorize new Awards in substitution therefor, but may not substitute Awards with lower exercise prices than the surrendered Awards. The Compensation Committee/Board of Directors may also modify any outstanding Agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

The Board may terminate, amend or modify the Plan from time to time in any respect without Stockholder approval, unless the particular amendment or modification requires Stockholder approval under the Internal Revenue Code of 1986, as amended (the “Code”), or the rules and regulations of the exchange or system on which the Common Stock is listed or reported or pursuant to any other applicable laws, rules or regulations. Currently the Code and regulations governing ISOs (as herein defined) require Stockholder approval of any amendments which would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued or (iii) materially modify the requirements as to eligibility for participation.

The Plan expired on December 31, 2010, and will now expire on December 31, 2015, if the extension is approved, unless sooner terminated by the Board of Directors.

Eligibility

Employees of the Company and its subsidiaries who are deemed to be select employees by the Committee (“Select Employees”) or Directors selected by the Committee/Board are eligible for Awards under the Plan. Select Employees include officers or other employees of the Company and its subsidiaries who, in the opinion of the Committee, contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. Unless specified below in the description of the particular Awards available under the Plan or in the Plan itself, the prices, expiration dates, consideration to be received by the Company, and other terms of each Agreement shall be determined by the Committee/Board. Awards to the Directors are likely to be made on an annual basis to supplement cash compensation paid to the Directors.

The Committee/Board have approved the issuance of the following Awards, subject to the Stockholders’ extension of the Plan as set forth herein:

The independent members of the Board of Directors receive $10,000 in stock options each year. The number of shares is calculated by dividing $10,000 by the closing stock price on the date of grant. These options vest immediately and are exercisable for a period of five (5) years.

If the Stockholders do not approve the extension, the Board will consider other appropriate incentives for issuance in lieu of the Awards.

Types of Awards

The Plan allows the award of stock options and shares of stock (including but not limited restricted stock). Stock options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Code (an “ISO”) or non-qualified stock options (a “NQSO”).

Stock Options

The Plan authorizes the grant of ISOs and NQSOs (collectively, “Options”). The terms applicable to such Options will be determined by the Committee/Board, but an Option generally will not be exercisable after ten years from its grant. All Options granted as ISOs shall comply with all applicable provisions of the Code and all other applicable rules and regulations governing ISOs. All other Option terms will be determined by the Committee/Board in its sole discretion. Options may be transferable to recipients’ family members if authorized by the Committee/Board.

Stock Awards

Shares of Common Stock may be issued pursuant to the provisions of the Plan. Such issuances may be on an unrestricted or a restricted basis. Restricted stock shall be subject to such terms and conditions as the Committee/Board determines, including without limitation, restrictions on the sale or the disposition of the stock and the possible forfeiture of such stock upon failure to meet certain requirements.

Shares Subject to the Plan

Except as set forth below, shares of Common Stock issued in connection with the exercise of, or as other payment for, an Award will be charged against the total number of shares issuable under the Plan. If any Award granted terminates, expires or lapses for any reason other than as a result of being exercised, Common Stock subject to such Award will be available for further Awards to participants.

In order to reflect such events as stock dividends, stock splits, recapitalization, mergers, consolidations or reorganizations by the Company, the Committee/Board may, in its sole discretion, adjust the number of shares subject to each outstanding Award, the exercise price and the aggregate number of shares from which grants or awards may be made.

As of the date of this proxy statement, 64,714 shares of Common Stock remain issuable under the Plan.

Change in Control

In order to maintain all the participants’ rights in the event of a change in control of the Company (that term being defined under the Plan), the Committee/Board, as constituted before such change in control, in its sole discretion, may, as to any outstanding Award either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee/Board; (ii) provide for the purchase or settlement of any Award by the Company, upon the participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee/Board deems appropriate to reflect such change in control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

Certain Federal Income Tax Consequences

Incentive Stock Options. An optionee generally will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below.

To the extent the aggregate fair market value (determined at the time the Options are granted) of shares subject to an ISO that become exercisable for the first time by any optionee in any calendar year exceeds $100,000 the Options will be treated as Options which are not ISOs, and the optionee will be taxed upon exercise of those excess Options in the same manner as on the exercise of NQSO, as described below.

Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). If, however, such disposition is not a sale or exchange with respect to which a loss (if sustained) would be recognized, the ordinary income is the excess of the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time they became either transferable or not subject to substantial risk of forfeiture) over the exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain and any loss recognized on the disposition will be capital loss. If an optionee recognizes ordinary income as a result of a disposition as described in this paragraph, the Company will be entitled to a deduction of the same amount.

The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of “tax preference” for purposes of determining alternative minimum taxable income.

Non-qualified Options. A participant will not recognize income on the grant of a NQSO, but generally will recognize income upon the exercise of a NQSO. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture.

If shares received on the exercise of a NQSO are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or not subject to a substantial risk of forfeiture.

In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized by the optionee.

Stock Awards. Participants who receive unrestricted shares of Common Stock will generally recognize taxable income equal to the then fair market value for the Common Stock and the Company will generally be entitled to a corresponding deduction. Participants who receive shares of restricted stock will generally not recognize taxable income until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Stock. At that time, the participants will generally recognize taxable income equal to the then fair market value of Common Stock and the Company will generally then be entitled to a corresponding deduction. However, under Section 83(b) of the Code, the participant may elect to recognize ordinary income as of the date of grant and the Company would then be entitled to a corresponding deduction at that time.

Section 162(m). Compensation of persons who are named executive officers of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Stock options and stock awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the Plan will enable the Committee/Board to grant stock options and stock awards that will be exempt from the deduction limits of Section 162(m).

General. The rules governing the tax treatment of Awards that may be granted under the Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

Vote Required

The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the amendment and restatement of the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EXTENSION OF THE 1997 STOCK PLAN

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Item 5 on the Proxy Card)

The Board of Directors has reappointed the firm of Grant Thornton LLP to be the Company’s independent accountants for the year 2011 and recommends that Stockholders vote “FOR” ratification of that appointment. A representative from Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions. If the Stockholders, by the affirmative vote of a majority of the shares of Common Stock represented at the Meeting, do not ratify the selection of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS.

ADJOURNMENT

(Item 6 On The Proxy Card)

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or any adjournment or postponement of the Annual Meeting to approve any of the other proposals.

If at the Annual Meeting the number of shares of our common stock present or represented by proxy and voting in favor of a proposal is insufficient to approve such proposal, then our Board of Directors may hold a vote on each proposal that has garnered sufficient votes, if any, and then move to adjourn the Annual Meeting as to the remaining proposals in order to solicit additional proxies in favor of those remaining proposals.

Alternatively, even if there are sufficient shares of our common stock present or represented by proxy voting in favor of all of the proposals, our Board of Directors may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Annual Meeting to a later date and time. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not any other proposal.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Annual Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” AUTHORIZATION TO ADJOURN THE ANNUAL MEETING IF NECESSARY OR APPROPRIATE.

OTHER BUSINESS

(Item 7 on the Proxy Card)

As of the date of this statement, the management of Spherix Incorporated has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

STOCKHOLDER PROPOSALS

Stockholders intending to present a proposal at the 2012 Annual Meeting of Stockholders must submit such proposals to the Company at Spherix Incorporated, ATTN: K. Brailer, Corporate Secretary, 6430 Rockledge Drive, Suite 503, Bethesda, MD 20817, no later than December 31, 2011. The Company’s by-laws provide that any Stockholder wishing to nominate a Director must do so in writing delivered to the Corporate Secretary of the Company at least ten (10) days and not more than thirty (30) days prior to the Annual Meeting. For further details, please see the discussion under Item One hereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Katherine M. Brailer, Corporate Secretary

Please sign, date, and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

SPHERIX INCORPORATED

November 15, 2011

☒  Please mark your votes as in this box.

	FOR all nominees	WITHHOLD
	listed to right	AUTHORITY
	(except as marked	to vote for all
	to the contrary	nominees
	below)	listed at right
1. ELECTION OF DIRECTORS	☐	☐

Nominees:	Douglas T. Brown
Claire L. Kruger
Robert A. Lodder, Jr. Aris Melissaratos Thomas B. Peter Robert J. Vander Zanden

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), put an X in the “FOR all nominees” box and strike a line through the name(s) of nominee(s) not voted for in the list at the right.

	FOR	AGAINST	ABSTAIN

2. TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK	☐	☐	☐

3. AUTHORIZATION TO ISSUE SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635	☐	☐	☐

4. EXTENSION OF THE 1997 STOCK OPTION PLAN	☐	☐	☐

5. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011	☐	☐	☐

6. AUTHORIZATION TO ADJOURN THE ANNUAL MEETING IF NECESSARY OR APPROPRIATE	☐	☐	☐

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME UP BEFORE THE MEETING

I plan to attend the Annual Meeting in Bethesda, MD, at 9:00 a.m. on November 15, 2011  ☐

This proxy will be voted as specified hereon.  If no indication to the contrary is made hereon, this proxy will be voted for all nominees for Directors listed in Proposal 1 and for Proposals 2, 3, 4, 5, and 6. SPHERIX’S DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

Dated , 2011
PLEASE SIGN HERE AND RETURN PROMPTLY	PLEASE PRINT YOUR NAME	NUMBER OF SHARES VOTED

NOTE:  If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

SPHERIX INCORPORATED

BOARD OF DIRECTORS PROXY

ANNUAL MEETING OF STOCKHOLDERS

Katherine M. Brailer, Robert L. Clayton, Claire L. Kruger, or any of them, each with the power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Spherix Incorporated owned by the undersigned at the Annual Meeting of Stockholders, to be held on November 15, 2011, at 9:00 a.m. Eastern time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817, or any adjournment thereof, upon the proposals set forth on the reverse and, in their discretion, upon all other matters as may properly be brought before the meeting.

(Continued and to be signed on the reverse side.)